INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statements No. 33-80466, No. 33-61215 and No. 33-39337 of Presstek, Inc. on Forms S-8 and in Registration Statement No. 33-48342 of Presstek, Inc. on Form S-3 of our report dated March 15, 1995, appearing in this Annual Report on Form 10-K/A (Amendment No. 2 to Form 10-K) of Presstek, Inc. for the year ended December 30, 1995.



/s/  DELOITTE & TOUCHE LLP
     -------------------------
     DELOITTE & TOUCHE LLP

Bedford, New Hampshire
September 3, 1996